Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑4 (No. 333-107098) and registration statements on Form S-8 (Nos. 333-97211, 333-106794, 333-47904, 333-65494, 333-110432, 333-110433, 333-128339, 333-152456, 333-128339, 333-140817 and 333-170133) of Biogen Idec Inc. of our report dated February 5, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 5, 2013